UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2015
Date of earliest event reported: July 28, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2015, Hydrocarb Energy Corporation (the “Company”, “we” and “us”), sold JMJ Financial (“JMJ”) a Convertible Promissory Note in the principal amount of up to $1,000,000 (the “JMJ Convertible Note”). The initial amount received in connection with the sale of the JMJ Convertible Note was $300,000, and the JMJ Convertible Note currently has a face amount of $330,000, as all amounts borrowed under the note include a 10% original issue discount. Moving forward, JMJ may loan us additional funds (up to $900,000 in aggregate) at our request, provided that JMJ has the right in its sole discretion to approve any future request for additional funding. Each advance under the JMJ Convertible Note is due two years from the date of such advance, with the $330,000 initially owed under the note due on July 28, 2017.

The JMJ Convertible Note (including principal and accrued interest and where applicable other fees) is convertible into our common stock, beginning 180 days after the date the note was sold (January 24, 2016), at the lesser of $1.23 per share or 60% of the lowest trading price of our common stock in the 25 trading days prior to the date of any conversion, provided that if we are not DWAC eligible at the time of any conversion an additional 10% discount applies, and in the event our common stock is not DTC eligible at the time of any conversion, an additional 5% discount applies. The JMJ Convertible Note provides that unless we and JMJ agree in writing, JMJ is not eligible to convert any amount of the note into common stock which would result in JMJ owning more than 4.99% of our common stock.

A one-time interest charge of 12% was applied to the principal amount of the note, which remains payable regardless of the repayment (or conversion) date of the note.

Until 90 days after the date of the note, we are able to prepay the note assuming we prepay all outstanding principal, interest, fees, liquidated damages (if any), and the original issuance discount due thereon ($373,333); after 90 days and before 135 days after the date of the note, we may prepay the note, only if we prepay 120% of the principal amount of the note, plus interest, fees, liquidated damages (if any), and the original issuance discount due thereon ($448,000); after 135 days and before 180 days after the date of the note, we may prepay the note, only if we repay 140% of the principal amount of the note, plus interest, fees, liquidated damages (if any), and the original issuance discount due thereon ($522,667); and 180 days after the date of the note, we are not able to prepay the note without JMJ’s written approval.

We agreed that we would reserve 2.5 million shares of common stock for conversion of the note, and agreed to provide JMJ piggyback registration rights in connection with the shares underlying the JMJ Convertible Note. In the event we fail to deliver shares within four days of the date of any conversion by JMJ, we are required to pay JMJ $2,000 per day in penalties and in the event we fail to include the shares underlying the JMJ Convertible Note on the next registration we file with the Securities and Exchange Commission, we are required to pay JMJ liquidated damages in an amount equal to the greater of (a) 25% of the outstanding principal amount of the note; and (b) $25,000.

The JMJ Convertible Note also included a provision whereby the terms of the note, at JMJ’s option, adjust to the terms of any future securities issued by us with more favorable terms or conditions (including as to conversions, interest rates, original issue discounts, warrant coverage or private placement sales prices).

The JMJ Convertible Note provides for customary events of default including, our failure to timely make payments under the JMJ Convertible Note when due, our entry into bankruptcy proceedings, our failure to file reports with the SEC, our loss of DTC eligibility for our common stock, and the investor’s loss of the ability to rely on Rule 144. Additionally, upon the occurrence of an event of default, as described in greater detail in the JMJ Convertible Note, and at the election of JMJ, we are required to pay JMJ, either (i) the amount then owed under the note divided by the applicable conversion price, on the date the default occurs or the default amount is demanded (whichever is lower), multiplied by the volume weighted average price on the date the default occurs or the default amount is demanded (whichever is higher), or (ii) 150% of the principal amount of the note, plus all of the unpaid interest, fees, liquidated damages (if any) and other amounts due. Any amount not paid when due accrues interest at the rate of 18% per annum until paid in full. JMJ is not required to provide us any written notice in order to accelerate the amounts owed under the JMJ Convertible Note in the event of the occurrence of an event of default.

JMJ agreed to subordinate all amounts owed to it under the JMJ Convertible Note to the amounts we owe to our senior lender.

For so long as the JMJ Convertible Note is outstanding JMJ agreed not to effect any “short sales” of our common stock.

We agreed to use $190,000 of the amount received in connection with the sale of the JMJ Convertible Note to repay in full the February 23, 2015 convertible promissory note sold to JSJ Investments Inc. In the event we fail to use such funds for such purpose, we are required to pay JMJ liquidated damages in the amount of $100,000.

We hope to repay the JMJ Convertible Note prior to any conversion thereof.

The description of the JMJ Convertible Note above is qualified in its entirety by the terms of the JMJ Convertible Note, a copy of which is filed herewith as Exhibit 10.1, and the terms of which are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance SheetArrangement of a Registrant.

The information regarding the JMJ Convertible Note described above in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, on July 28, 2015, we sold JMJ the JMJ Convertible Note in the aggregate initial principal amount of $330,000, which as described above, is convertible into shares of our common stock.

We believe that the issuance of the securities described above was exempt from registration pursuant to (a) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Convertible Promissory Note dated July 28, 2015 by Hydrocarb Energy Corporation in favor of JMJ Financial in the principal amount of $1,000,000

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 3, 2015	Hydrocarb Energy Corporation

/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Convertible Promissory Note dated July 28, 2015 by Hydrocarb Energy Corporation in favor of JMJ Financial in the principal amount of $1,000,000

* Filed herewith.